UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

 (Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 30, 2012, the Board of Directors (the “Board”) of Lpath, Inc. (the “Company”) appointed Daniel L. Kisner, M.D. as a director of the Company.  Dr. Kisner was also appointed to serve as chair of the Compensation Committee and chair of a newly formed Board committee focused on clinical and pre-clinical development.

Dr. Kisner has served as the chairman of the board of directors for Tekmira Pharmaceuticals Corporation, a Nasdaq-traded biopharmaceutical company focused on developing RNA interference therapeutics, since January 2010, and as a member of the board of directors for Dynavax Technologies Corporation, a Nasdaq-traded biopharmaceutical company focused on developing novel products to prevent and treat infectious and inflammatory diseases, since July 2010.  From 2003 until December 2010, Dr. Kisner was a Partner at Aberdare Ventures. Prior to Aberdare, Dr. Kisner served as President and CEO of Caliper Technologies, a leader in microfluidic lab-on-a-chip technology.  He led Caliper from a technology-focused start up to a publicly-traded, commercially oriented organization.  Prior to Caliper, he was President and COO of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company  Previously, Dr. Kisner was Division VP of Pharmaceutical Development for Abbott Laboratories and VP of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Pursuant to the Company’s director compensation program, Dr. Kisner will receive: an annual retainer of $30,000, payable in quarterly installments, for his Board service; an annual retainer of $9,000, payable in quarterly installments, for his service as chair of the Compensation Committee; and an annual retainer of $10,000, payable in quarterly installments, for his service as chair of the new clinical development committee. Each of these annual retainers will be pro-rated based on the date of his appointment to the Board.

In addition, the Board issued Dr. Kisner a restricted stock unit representing 35,295 shares of the Company’s common stock, vesting in 12 equal quarterly installments commencing on July 30, 2012.  The Board also issued Dr. Kisner a restricted stock unit for 35,295 shares, vesting in 4 equal quarterly installments commencing on July 30, 2012.  The restricted stock units provide for accelerated vesting in the event of a change of control of the Company.

There were no arrangements or understandings by which Dr. Kisner was named a director. Neither the Company nor any of its subsidiaries were involved in any transactions with Dr. Kisner or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Dr. Kisner as a director, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release by Lpath, Inc., dated August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: August 1, 2012	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Senior Vice President and Chief Financial Officer